Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the securities Act of 1933, as amended.

                                                                    EXHIBIT 10.7
                               LICENSE AGREEMENT

     This License Agreement (the "Agreement") is entered into as of the 24th day of September 1997 (the "Effective Date") by and between Terrapin Technologies, Inc., a Delaware corporation ("Terrapin") and Sanwa Kagaku Kenkyusho co., Ltd., a Japanese corporation ("Sanwa"). Sanwa and Terrapin are sometimes referenced in this Agreement individually as a "Party" and collectively as the "Parties."

                                   Recitals

     Whereas, Terrapin and Sanwa have entered into a Collaboration Agreement dated as of December 20, 1996, as amended by the First Amendment to Collaboration Agreement dated September 24, 1997, (the "Collaboration Agreement"); and

     Whereas, pursuant to the Collaboration Agreement, the Parties have jointly engaged in research to identify one or more compounds which activate the insulin signal transduction pathway and appear to be useful for treatment of diabetes mellitus or insulin resistance in humans.

     Now, Therefore, in consideration of the foregoing and the covenants and premises contained herein, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Capitalized terms used but not defined herein will have the meaning set forth in the Collaboration Agreement. In addition, as used herein, the following terms shall have the following meanings:

     1.1 Collaboration Agreement shall have the meaning assigned in the first recital above.

     1.2 Confidential Information shall mean all information, inventions, know-how or data of either Party disclosed pursuant to this Agreement, whether in oral, written, graphic or electronic form, including, without limitation, (i) information regarding the Licensed Product and all other matters material to this Agreement or the business of the disclosing Party, including manning, marketing, financial, personnel, scientific and other business information and plans, and (ii) the material terms of this Agreement.

     1.3  Licensed Field shall mean all human pharmaceutical uses.

     1.4  Licensed Know-How shall mean any know-how and other information which
(i) is necessary or useful to the manufacture, use, sale, offer for sale or import of the Licensed

Products in the Licensed Field in the Sanwa Territory and (ii) is owned or Controlled by Terrapin.

     1.5 Licensed Patent Rights shall mean all of (i) Terrapin's interest in any patents and patent applications (including any divisions, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) covering inventions made in the course of the Research Program (the "Research Program Patents") and (ii) other patents and patent applications (including any divisions, continuations-in-part, reissues, extensions, renewals, supplementary protection certificates and foreign counterparts thereof) owned or Controlled by Terrapin, but only to the extent such other patents and patent applications are necessary or useful for Sanwa for the manufacture, use, sale, offer for sale or import of Licensed Products which are covered by the Research Program Patents.

     1.6  Licensed Product shall mean:

          (i)   any Clinical Candidate (as defined in the Collaboration
Agreement);

          (ii) any compound (a) which is identified, developed or discovered by Sanwa using Licensed Technology and (b) which acts through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans; and

          (iii) any compound which is an analog, homolog or chemical modification of a compound described in clause (i) or (ii) and which acts through activation of the insulin signal transduction pathway for the treatment of diabetes mellitus or insulin resistance in humans.

     1.7 Licensed Technology shall mean the Licensed Patent Rights and the Licensed Know-How.

     1.8 Net Sales shall mean the gross sales price of the Licensed Product in finished product form realized or invoiced by Sanwa, its Affiliates and sublicensees from sales to arm's-length third party purchasers, less, to the extent such amounts are included in the invoiced sales price, taxes, shipping costs (including freight and insurance), and duties and other governmental charges paid for. Additional allowances will be permitted for (i) cash, trade and/or quantity discounts actually allowed; (ii) amounts repaid or credited by means of rejection or return of goods; (iii) discounts mandated by or granted in response to law. Net Sales shall not be reduced for [ * ]. A sale of a Licensed Product is deemed to occur upon the earliest of invoicing or transfer of title in the Licensed Product to an arm's-length third party purchaser.

     1.9 Regulatory Approval shall mean any approval, licenses, registrations, or authorizations, other than pricing approvals, of any national, regional or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale of Licensed Product in a country within the Sanwa Territory.

     1.10  Sanwa Territory shall mean Japan and the other countries listed on
Exhibit 2 hereto.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     1.11 Valid Claim shall mean a claim in an issued, unexpired patent that has not been held invalid or unenforceable in an unappealed and unappealable judgment of a court of competent jurisdiction.

                                   ARTICLE 2

                       INTELLECTUAL PROPERTY; DILIGENCE

     2.1 License to Sanwa. Subject to the other provisions of this License Agreement, Terrapin hereby grants to Sanwa, under the Licensed Technology, an exclusive, royalty-bearing license, with the right to grant sublicenses, to develop, have developed, make, have made, use, sell, offer for sale and import Licensed Products within the Licensed Field in the Sanwa Territory.

     2.2 Trademarks. Sanwa shall be free to use such trademarks in connection with the sale of Licensed Products as it may choose; provided, however, neither Party hereby grants the other Party any right or license to use its name or any of its trademarks nor shall the other Party use such name or trademarks without prior written consent.

     2.3 Diligence. Sanwa is responsible for [ * ] the preclinical and clinical development plan for the Licensed Products in the Sanwa Territory. Sanwa shall use [ * ] efforts to develop and market the Licensed Products, consistent with the efforts it expends on products of its own research have comparable market potential, unless and until Sanwa terminates this Agreement. If Sanwa fails to use such efforts with respect to a particular Licensed Product in a country of the Sanwa Territory, Terrapin may give notice to Sanwa describing such failure. Within [ * ] after receipt of such notice (the "First [
* ]"), Sanwa shall either remedy such failure or propose to Terrapin a written plan reasonably designed to correct such failure. If Sanwa does not correct such failure within the First [ * ] or propose a plan within the First [ * ] and carry out such plan within an additional [ * ], Terrapin may, at any time thereafter upon written notice to Sanwa, convert the license granted to Sanwa in
Section 2.1 of this Agreement to a nonexclusive license for the Licensed Product and country of the Sanwa Territory for which Sanwa has not satisfied its obligations pursuant to the preceding clause of this sentence. In the event the Parties disagree on whether Sanwa's actions are [ * ] or on whether Sanwa's plan is [ * ], the Parties shall submit the dispute to arbitration as described in
Section 11.3.

     2.4 Obligation to Inform and Share Data. Sanwa agrees to keep Terrapin fully informed on a reasonable basis of the development and commercialization of all Licensed Products for which [ * ], including but not limited to providing periodic written updates on the progress of each filing for Regulatory Approval in the Sanwa Territory. In addition to the foregoing, Sanwa will make available to Terrapin any preclinical and clinical data it creates or obtains with respect to the Licensed Products for which [ * ]. Terrapin may make such data available to each of its licensees of the Licensed Product outside of the Sanwa Territory (each, an "Other Licensee"), but only to the extent such Other Licensee agrees to make its preclinical and clinical data relating to the Licensed Product available to Sanwa (either directly or through Terrapin) on a reciprocal basis. It is understood by the Parties that neither Sanwa's commitment to exchange such data, nor the actual exchange of such data implies [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

     2.5 Complaints and Adverse Reactions. Sanwa shall advise Terrapin of any adverse reactions, safety issues or toxicity issues relating to the Licensed Products for which [ * ] of which it becomes aware, in the manner mandated by FDA regulations.

     2.6 Data Sharing for Certain Licensed Products. With respect to any Licensed Products for which [ * ], Sanwa agrees to keep Terrapin informed on a reasonable basis of the development and commercialization of such Licensed Products, to the extent reasonably necessary for Terrapin to evaluate whether Terrapin is interested in developing and commercializing such Licensed Products in the Field outside the Sanwa Territory. Terrapin shall maintain the confidentiality of all information received from Sanwa regarding such Licensed Products, and Terrapin shall use all such information solely for the purpose of evaluating whether Terrapin is interested in developing and commercializing such Licensed Products in the Field outside the Sanwa Territory. Sanwa shall advise Terrapin of any adverse reactions, safety issues or toxicity issues relating to the Licensed Products, to the extent and in the manner mandated by FDA regulations. Terrapin shall reimburse Sanwa, upon receipt of invoice therefor, for reasonable copying and mailing costs of the information transmitted to Terrapin pursuant to this Section 2.6.

     2.7 Negotiation for License Outside the Sanwa Territory. In the event Sanwa decides to develop and commercialize a product described in clause (ii) or
(iii) of the definition of Licensed Product (a "Sanwa-Identified Licensed Product"), and Terrapin is interested in developing and commercializing such a Sanwa-Identified Licensed Product in the Field outside the Sanwa Territory, Terrapin shall notify Sanwa of such interest and the Parties shall thereafter enter into good faith negotiations for Sanwa to grant Terrapin a royalty-bearing license to make, have made, use, offer for sale, sell and import such Sanwa-Identified Licensed Product in the Field outside the Sanwa Territory, upon terms mutually acceptable to the Parties.

                                   ARTICLE 3

                                   ROYALTIES

     3.1 Royalty Rate. Sanwa shall pay Terrapin a royalty on Net Sales in Japan and the other countries of the Sanwa Territory at the rates which are set forth in Exhibit 2 hereto; provided, however, that the royalty rate in a country shall be [ * ] for so long as [ * ] in such country during a calendar year shall have been [ * ] as compared to the previous calendar year due to [ * ]. In the event of [ * ] during the first year of the sale of Licensed Product by Sanwa in such country, the royalty rate in such country shall be [ * ] of Sanwa's Net Sales of Licensed Product in that country for that year. As soon as is practicable after the Effective Date of this Agreement, the parties shall meet and agree on the royalty rates for Taiwan, Korea, and the People's Republic of China. Upon such agreement, each such agreed rate shall be included in Appendix 2 hereto. For purposes of this Section 3.1, the phrase [ * ] shall be determined by reference to [ * ] or another comparable source.

     3.2 Period of Royalty Obligation. The royalty obligation under Section 3.1 shall commence on the date of first commercial sale or a Licensed Product in a country and shall expire, on a product-by-product and country-by country basis, upon the later of: (a) the last to expire patent containing a composition of matter patent claim that covers such Licensed Product


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(corresponding to a claim of a bushitsu tokkyo in Japan) in a country or (b) the date that is [ * ] after the date of first commercial sale of such Licensed Product in such country.

                                   ARTICLE 4

                            PAYMENT; RECORDS; AUDIT

     4.1 Payments; Reports. All amounts payable to Terrapin under this Agreement shall be paid in U.S. dollars. Payments made to Terrapin under this Agreement shall be paid within [ * ] after the end of each calendar quarter. Each payment of royalties and amounts due to Terrapin under Section 3.1 shall be accompanied by a statement of the amount of Net Sales during such period on a product-by-product and country-by-country basis, and all other information necessary to determine the appropriate amount of such payments.

     4.2 Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in United States dollars due Terrapin shall be the average of the closing spot rate quoted by the Tokai Bank, Nagoya Head Office, on the last business day of each month of the quarterly royalty period in question.

     4.3 Records and Audit. During the term of this Agreement and for a period of three (3) years thereafter, Sanwa shall keep complete and accurate records pertaining to the sale or other disposition of the Licensed Products commercialized by it, in sufficient detail to permit Terrapin to confirm the accuracy of all payments due hereunder. Terrapin shall have the right to cause an independent, certified public accountant to audit such records to confirm Sanwa's Net Sales and royalty payments; provided, however, that such auditor shall not disclose Sanwa's Confidential Information to Terrapin, except to the extent such disclosure is necessary to verify the amount of royalties and reimbursement due under this Agreement. Such audits may be exercised once a year, within three (3) years after the royalty period to which such records relate, upon notice to Sanwa and during normal business hours. Terrapin shall bear the full cost of such audit unless such audit discloses a variance of more than [ * ] from the royalties and reimbursement previously paid for such year. In such case, Sanwa shall bear the full cost of such audit. The terms of this Section shall survive any termination or expiration of this Agreement for a period of three (3) years.

     4.4 Withholding of Taxes. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be borne by [ * ]. At least [ * ] prior to the date Sanwa intends to make payment of any such withholding tax, notice of such intent to be given to Terrapin at least [ * ] prior to such date, Terrapin shall provide to Sanwa such documents as may be required by Japanese law and as are identified by Sanwa so as to permit Sanwa to make application to the Japanese tax authorities pursuant to the U.S.- Japan treaty regarding relief from income tax on royalty payments. Sanwa agrees to cooperate with Terrapin in the event [ * ] under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of [ * ] reasonably available to Sanwa. If in the opinion of either Party the provisions of this Section become extremely burdensome, the Parties agree to meet and discuss such other options as may be available to them.




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     4.5 Non-Monetary Consideration. In the event Sanwa receives any non-monetary consideration in connection with the sale of Licensed Products, Sanwa's royalty and, if applicable, reimbursement obligations to Terrapin under Article 3 shall be based on the monetary value of such other consideration. In such case, Sanwa shall disclose the terms of such arrangement to Terrapin and the Parties shall endeavor in good faith to agree on such monetary value.

                                   ARTICLE 5

                               OWNERSHIP; PATENTS

     5.1 Ownership. Sanwa acknowledges and agrees that Sanwa has rights to the Licensed Technology only as set forth in this Agreement and the Collaboration Agreement.

     5.2 Patents. Provision is made in the Collaboration Agreement for the ownership, filing, prosecution and maintenance of patents on inventions arising under the Research Program and such matters shall be governed thereby.

     5.3  Infringement of Licensed Patent Rights by Third Parties.

          (a) Notice. Each Party shall promptly notify the other in writing of any alleged or threatened infringement of the Licensed Patent Rights which may adversely impact the rights of the Parties hereunder, of which it becomes aware.

          (b) Enforcement Action. In the event that the Parties become aware of any alleged or threatened infringement of the Licensed Patent Rights, Sanwa shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Licensed Patent Rights in the Sanwa Territory. In the event Sanwa fails to institute an infringement suit or take other reasonable action in response to such infringement within [ * ], Terrapin shall have the right, but not the obligation upon [ * ] notice to Sanwa, to institute such suit or take other appropriate action in its own name, Sanwa's name or both names. Regardless of which Party brings such enforcement action, the other Party hereby agrees to cooperate reasonably in any such effort, including, if required, bringing a legal action or furnishing a power of attorney. The Party not bringing the action shall have the right to participate in such action at its own expense with its own counsel and any recovery obtained by settlement or otherwise shall be disbursed as follows: Each Party shall first recover any reasonable expenses incurred in such action (including counsel fees). Thereafter, the Parties shall share any remaining recovery in accordance with their economic interests as directly related to the profitability of the product.

     5.4  Infringement of Third Party Patent Rights.

          (a) Joint Strategy. In the event that the use or sale of a Licensed Product becomes the subject of a claim of infringement or a patent, copyright or other proprietary right anywhere in the Sanwa Territory, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss the claim.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (b) Defense. Unless the Parties otherwise agree, Sanwa shall assume the primary responsibility for the conduct of the defense of any such claim brought in the Sanwa Territory. Terrapin shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each Party shall reasonably cooperate with the Party conducting the defense of the claim. Neither Party shall enter into any settlement that affects the other Party's rights or interests without such other Party's written consent, not to be unreasonably withheld. If Sanwa and Terrapin agree that payment must be made to a third party (the "Third Party Payment") to avoid infringement of such third party's patent, Sanwa may offset [ * ] of any Third Party Payment against royalties due Terrapin under Section 3.1; provided, however, that in no event shall the royalties under Section 3.1 otherwise due Terrapin in any quarter be reduced by more than [ * ]. Unused credits may be [ * ].

          (c) Patent Marking. Sanwa shall mark, if necessary, all products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

                                   ARTICLE 6

               DOCUMENTATION OF LICENSE RIGHTS; CONFIDENTIALITY

     6.1 Documentation of License Rights. From time to time, upon the reasonable request of Sanwa and notice to Terrapin, Terrapin shall disclose to Sanwa a complete and organized report of written materials embodying the Licensed Technology and additions or changes to such Licensed Technology. Terrapin shall provide such written materials in English. From time to time, Sanwa may request, orally or in writing, that Terrapin provide further explanations or supplements to the written materials, and Terrapin shall cause its technical personnel to respond promptly and fully to Sanwa's requests without additional charge to Sanwa. All disclosure from Terrapin to Sanwa under this Section 6.1 shall be deemed Confidential Information of Terrapin.

     6.2 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for [ * ] after its expiration or termination, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement unless the receiving Party can demonstrate by competent written proof that such Confidential Information:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of such Agreements;


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing Party not to disclose such information to others; or

          (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

     6.3 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following:

          (a)  filing or prosecuting patents relating to Licensed Products;

          (b)  regulatory filings;

          (c)  prosecuting or defending litigation;

          (d)  complying with applicable governmental regulations;

          (e)  conducting preclinical or clinical trials of Licensed Products;

          (f) disclosure to Affiliates, sublicensees, employees, consultants, or agents each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6; and

          (g) disclosure to investment bankers; provided, however, that no disclosure shall be made of Sanwa Confidential Information without its written consent, which consent shall not be unreasonably withheld.

     Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
Section 6.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use [ * ] to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of confidential information hereunder.

                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES

     7.1  Representations and Warranties.

          (a) Both Parties. Each Party represents and warrants to the other that:

               (i) Corporate Power. It is duly organized and validly existing under the laws of its state or country of incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                    (ii) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

                    (iii) Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                    (iv) Validity. It is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

                    (v) Third Party Rights. To the best of its knowledge, it has all right, power and authority to perform its obligations under, and [ * ]. To the best of its knowledge, there are [ * ].

                    (vi) Accuracy of Information. All documentation and other information conveyed by one Party to another hereunder or in connection herewith, was, at the time it was conveyed or provided, accurate and complete in light of the purposes for which it was intended.

           (b)  By Terrapin.

                    (i) Grant of Rights; Maintenance of Agreements. It has not, and will not during this Agreement, grant any right to any third party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

                    (ii) The compounds identified by Terrapin for use in the Research Program and described by Terrapin to Sanwa act at least in part through activation of the insulin signal transduction pathway.

     7.2 Terrapin Disclaimer. EXCEPT AS SET FORTH IN SECTION 7.1 ABOVE, THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" AND TERRAPIN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OK TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Terrapin expressly does not warrant (i) the success of any study or test commenced by Sanwa under this Agreement or (ii) the safety or usefulness for any purpose of the Licensed Technology.

     7.3 Terrapin Grant of Rights. Terrapin has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Sanwa hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1 Indemnification. Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees, other than claims for infringement as provided in Section 5.4, (collectively, "Claims") resulting directly or indirectly from actions by the indemnifying Party, its Affiliates, agents or sublicensees in connection with the manufacture, use or sale of Licensed Products, but only to the extent such Claims result from the gross negligence or willful misconduct of the indemnifying Party or its employees and agents and only to the extent such Claims do not result from the negligence of the Party seeking indemnification.

     8.2 Control of Defense. Any entity entitled to indemnification under this Article shall give written notice to the indemnifying Party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying Parry shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be subject to any liability for any settlement of such Claims made by the indemnified Party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel renamed by the indemnified Party with respect to such Claims.

                                   ARTICLE 9

                             COMPLIANCE WITH LAWS

     9.1 Compliance with Laws. Sanwa and Terrapin shall review in good faith and cooperate in taking actions to ensure the compliance of this Agreement with all applicable laws. Sanwa and Terrapin shall each provide the other Party with such reasonable assistance as may be required for the Party requesting such assistance to comply with all laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such laws, ordinances, rules, regulations and the like, necessary to permit the Parties to perform hereunder and to exercise their respective rights hereunder.

                                  ARTICLE 10

                       TERM AND TERMINATION OF AGREEMENT



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     10.1 Term. Except as provided under Section 10.2 below, the term of this Agreement shall commence upon the Effective Date and shall expire, on a country-by-country basis, on the expiration date of the last to expire royalty obligation contained herein in such country. Upon expiration of this Agreement with respect to a given country in the Sanwa Territory, Sanwa shall have a fully paid, non-exclusive license, under the Licensed Technology, to develop, have developed, make, have made, use, sell, offer for sale, and import the Licensed Product in such country.

     10.2 Termination for Material Breach. Each Party shall have the right to terminate this Agreement after [ * ] prior written notice to the other that the other Party has committed a material breach of the Agreement unless the other Party cures (to the extent practicable) the material breach within such period of time.

     10.3 Accrued Rights; Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Articles 6 and 8 of this Agreement shall survive termination of this Agreement. The terms of Article 4 shall survive as pertains to any accrued obligations owed by Sanwa at the time termination. Promptly after termination of this Agreement each Party shall return or dispose of any know how of the other in the accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.


                                  ARTICLE 11

                       Governing LAW; DiSpUTE rESOLUTION

     11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, (i) without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California, and (ii) except that the rights of the parties to resolve by arbitration any dispute arising between them regarding the subject matter of this Agreement shall not be governed by the California arbitration act or international arbitration act (Cal. Code of Civ. Proc. (S) 1280 et seq. and 1297.11 et seq.) but rather by the United States Arbitration Act (9 U.S.C. (S)(S) 1-14, 201-208).

     11.2 Dispute Resolution. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the Parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective heads of research of each Party and, if not resolved by the research heads, by referring the disputed matter to the respective Chief Executive Officers of each Party. In the event such executives are unable to resolve such dispute within such thirty
(30) day period, either Party may invoke the provisions of Section 11.3.

     11.3 Arbitration. Upon failure to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement using the dispute resolution procedure described in Section 11.2, such controversy or claim shall be finally settled by arbitration. Arbitration shall be held in Honolulu, Hawaii in the English language and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.






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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

The decision of such arbitration shall be conclusive and binding upon both Parties. If a Party commences any action or proceeding against the other Party to enforce this Agreement or any rights related thereto, the prevailing Party in such action shall be entitled to recover from the other Party the reasonable attorneys' fees and other reasonable costs and expenses incurred by that prevailing Party in connection with such action or proceeding and in connection with enforcing any judgment, award or order thereby obtained.

                                  ARTICLE 12

                              GENERAL PROVISIONS

     12.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, addressed to the signatory to whom such notice is required or pertained to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

     All notices to Sanwa shall be addressed as follows:

     Sanwa Kagaku Kenkyusho Co., Ltd.
     35 Higashi Sotobori-cho
     Higashi-ku Nagoya, 461
     Japan
     Attention: President
     Fax: 011-81-52-9571067

     Graham & James LLP
     One Maritime Plaza
     San Francisco, California 94111
     U.S.A.
     Attention: Michael R. Moyle, Esq.
     Facsimile: (650) 391-2493

     All notices to Terrapin shall be addressed as follows:

     Terrapin Technologies, Inc.
     750 Gateway Boulevard
     South San Francisco, California 94080
     U.S.A.
     Attention: President
     Fax: (650) 244- 9388

     with a copy to:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, California 94306




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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     Attn.: Brian C. Cunningham, Esq.
     Fax: (650) 857 0663


     Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

     12.2 Notices. Force Majeure. No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its best efforts to overcome the same.

     12.3 Entirety of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

     12.4 Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     12.5 Disclaimer of Agency. Neither Party is, nor will be deemed to be, the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

     12.6 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Terrapin or Sanwa deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties' original interest.

     12.7  Assignment

           12.7.1 General. Except as otherwise provided in Section 12.7.2 or 12.7.3, neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the permitted successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 12.7 shall be of no force and effect.

           12.7.2 Permitted Assignment by Sanwa. Sanwa may assign its rights or obligations under this Agreement to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of Sanwa.



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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           12.7.3 Permitted Assignment by Terrapin. Upon the written consent of Sanwa, such consent not to be unreasonably withheld or delayed, Terrapin may assign its rights or obligations under this Agreement to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of Terrapin. Sanwa may only withhold its consent under the preceding sentence if (a) such third party is [ * ] according to the terms of the Collaboration Agreement or (b) such third party is [ * ].

     12.8 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

     12.9 Limitation of Liability. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party.

     12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     12.11 English Language. This Agreement has been prepared in the English language and shall be construed in the English language.





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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement.


TERRAPIN TECHNOLOGIES, INC.                    SANWA KAGAKU KENKYUSHO CO., LTD.

By: /s/ Clifford Orent                         By: /s/ Keiji Tanimoto
    ------------------                             ------------------

Name:  Clifford Orent                          Name:  Keiji Tanimoto

Title: Chairman, President and Chief           Title: President and Chief Executive Officer
       Executive Officer






[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                               [SIGNATURE PAGE]

                                   EXHIBIT 1

                                      TO

                               LICENSE AGREEMENT

                              CLINICAL CANDIDATES

                          [INTENTIONALLY LEFT BLANK]





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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   EXHIBIT 2

                                      TO

                               LICENSE AGREEMENT

                    ADDITIONAL COUNTRIES AND ROYALTY RATES

                                      FOR

                                SANWA TERRITORY

     With respect to any Licensed Product, Sanwa shall pay royalty to Terrapin as follows:

COUNTRY    ROYALTY RATE

Japan      [ * ]




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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                     E-2.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

     This First Amendment to License Agreement (this "First Amendment") is made and dated October 29, 1998 (the "First Amendment Effective Date"), by and between Sanwa Kagaku Kenkyosho Co., Ltd., a Japanese corporation ("Sanwa") and Telik, Inc. (formerly Terrapin Technologies, Inc.), a Delaware corporation.

                                   Recitals
                                   --------

     A. Sanwa and Telik are parties to that License Agreement dated as of September 24, 1997 (the "License Agreement") pursuant to which Telik granted Sanwa a license in relation to the Licensed Products (as defined therein).

     B. Sanwa and Telik are entering into a Series J Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") in connection with which, as one of the conditions to Sanwa consummating the transactions contemplated by the Stock Purchase Agreement, the parties have agreed to execute and deliver this First Amendment.

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT
                                   ---------

1.  Amendments. The License Agreement is hereby amended as follows:
    ----------

    (a) Each reference in the License Agreement to "Terrapin Technologies, Inc." is amended and replaced by "Telik, Inc." Each reference in the License Agreement to "Terrapin" is amended and replaced by "Telik".

    (b)  Section 2.3 is amended in its entirety as follows:

         Sanwa is responsible for [ * ] the preclinical and clinical development plan for the Licensed Products in the Sanwa Territory.

    (c)  Section 2.4 is amended in its entirety as follows:

         2.4 Obligation to inform and Share Data; Collaborative Development.

             (a) Obligation to Inform and Share Data. Sanwa agrees to keep Telik fully informed on a reasonable basis of the development and commercialization of all Licensed Products for which [ * ], including but not limited to providing [ * ] in the Sanwa Territory. In addition to the foregoing, Sanwa will make available to Telik any preclinical and clinical data it creates or obtains with respect to the Licensed Products for which [ * ]. Telik may make such data available to a Third Party Licensee (as defined below) outside of the Sanwa Territory [ * ] to the [ * ] pursuant to the [ * ].



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AMENDED.

               (b) Collaborative Development [ * ]. Telik covenants that [ * ] or a [ * ] to [ * ], in countries outside the Sanwa Territory any Clinical Candidates (as such term is defined in the Collaboration Agreement) [ * ] into a [ * ] or [ * ] which would [ * ] that [ * ] will (i) [ * ] and [ * ] for such Clinical Candidates, (ii) [ * ] covering such Clinical Candidates, (iii) [ * ] with respect to the Clinical Candidates [ * ] unless otherwise [ * ] and (iv) [ * ] an appropriate [ * ]"). Telik further agrees to use all reasonable efforts to facilitate and assist [ * ] and [ * ]. If after good faith efforts, Telik has been unable to [ * ] containing the [ * ] enter into [ * ] then Sanwa and Telik shall meet and jointly decide how to proceed. If Sanwa transfers all or substantially all control, [ * ] Sanwa's rights to develop Clinical Candidates for commercialization in Japan to a third party, Telik [ * ] with the [ * ]. For purposes of the preceding sentence, Sanwa shall not be deemed to have transferred control of Sanwa's rights to develop Clinical Candidates for commercialization by entering into any joint [ * ] or similar arrangement.

               (c) Sanwa's Collaborative Development [ * ]. Given continuing developments concerning the harmonization of regulatory approval processes within the Sanwa Territory [ * ] the parties recognize that it may be in the parties', [ * ] best interest for certain pre-clinical and/or clinical studies to be [ * ], then:

               (i) if Sanwa desires to conduct any such study [ * ] to [ * ] or [ * ] Clinical Candidates [ * ] then any such study shall be [ * ], and the RMC shall be responsible for [ * ] any protocols for such studies as well as [ * ] shall be [ * ] and

               (ii) if Sanwa desires to conduct any such study [ * ] to [ * ] or [ * ] Clinical Candidates [ * ] then any such study shall be [ * ] to the [ * ] and [ * ].

2.  Defined Terms; Incorporation. Unless otherwise expressly provided herein,
    ----------------------------
defined terms used in this First Amendment shall have the same meaning as set forth in the License Agreement, and all terms herein shall be incorporated into the License Agreement. From and after the First Amendment Effective Date, all reference to the "License Agreement" in all other documents delivered in connection with the License Agreement shall refer to the License Agreement, as amended hereby.

3.  Counterparts: Facsimile. This First Amendment may be executed in
    -----------------------
counterparts and by facsimile.




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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      2.

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date first set forth above.

TELIK, INC.                      SANWA KAGAKU KENKYUSHO CO., LTD.


By:   /s/ Clifford Orent         By:  /s/ Keiji Tanimoto
      ------------------              --------------------------------------
By:   Clifford Orent             By:  Keiji Tanimoto
Its:  Chairman and               Its: President and Chief Executive Officer
      Chief Executive Officer




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BRACKETS,  HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      3